Exhibit 10.1

THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of August 28, 2026 (the “Effective Date”), by and between Mobix Labs, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and Leviston Resources, LLC, a limited liability company organized under the laws of the State of Delaware (the “Investor”).

WHEREAS, the Company and the Investor are parties to that certain Registration Rights Agreement dated March 31, 2026, as amended by that certain First Amendment to Registration Rights Agreement dated May 18, 2026 and that certain Second Amendment to Registration Rights Agreement dated June 22, 2026 (the “Original RRA”);

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement dated March 31, 2026 (as amended, the “SPA”), and that certain Senior Secured Convertible Note dated March 31, 2026, as amended (the “Original Note”);

WHEREAS, the Company and the Investor are entering into that certain Third Amendment to Securities Purchase Agreement dated August 28, 2026 (the “Third Amendment”), pursuant to which the Company is issuing to the Investor a Senior Secured Convertible Note in the principal amount of $1,200,000 (the “New Note”), and that certain Investor Rights Agreement dated August 28, 2026 (the “IRA”), pursuant to which the Investor has the right to purchase Additional Notes on the terms set forth therein;

WHEREAS, the Parties desire that all shares of Common Stock issuable upon conversion of the New Note constitute Registrable Securities under the Original RRA, with independent filing deadlines, effectiveness deadlines, and liquidated damages provisions;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Amendment, including all defined terms referenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original RRA, the SPA, or the IRA, as applicable.

2. Except as specifically modified by this Amendment, the terms and conditions of the Original RRA shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Original RRA, the terms of this Amendment shall control.

3. New Conversion Shares as Registrable Securities. All shares of Common Stock issuable upon conversion of the New Note (the “New Conversion Shares”) shall constitute “Registrable Securities” as defined in the Original RRA, with all rights, protections, and remedies applicable thereto.

4. Filing Deadline. The Company shall file with the Commission, no later than October 9, 2026 (the “Additional Filing Deadline”), either (i) a post-effective amendment to the then-effective Registration Statement, or (ii) a New Registration Statement (as defined in the Original RRA), in each case covering the resale of all New Conversion Shares. The form of such filing shall be at the Investor’s election.

5. Effectiveness Deadline. The Effectiveness Deadline mechanic set forth in Section 2(b) of the Original RRA (including the Shutdown Extension, if applicable) shall apply mutatis mutandis to any filing made pursuant to Section 4 of this Amendment. For the avoidance of doubt, the Company shall use its reasonable best efforts to have such filing declared effective as soon as practicable following the filing thereof, subject to the same deadlines and conditions as set forth in Section 2(b) of the Original RRA.

6. Liquidated Damages. All liquidated damages provisions set forth in Section 2(c) of the Original RRA (i.e., $100,000 within three (3) calendar days of any failure, plus 2% per 30- day period of the aggregate value of the applicable Registrable Securities) shall apply independently in respect of any failure relating to the Additional Filing Deadline, the corresponding Effectiveness Deadline, or any failure to maintain effectiveness of the applicable Registration Statement covering the New Conversion Shares. Such liquidated damages shall be in addition to, and not in lieu of, any other remedies available to the Investor under the Original RRA, the Original Note, the New Note, or otherwise.

7. Continued Application. All other provisions of the Original RRA shall continue to apply to the New Conversion Shares on the same terms and to the same extent as they apply to the Conversion Shares of the Original Note.

8. This Amendment and the Original RRA shall each constitute a “Transaction Document” as defined in the SPA. This Amendment shall be governed by and construed in accordance with the governing law, dispute resolution, and related provisions set forth in the SPA, which are incorporated herein by reference.

9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF the parties have signed this Amendment in one or more counterparts as of the date first hereinabove set forth.

The Company

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

The Investor

LEVISTON RESOURCES, LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	CFO

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